UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2025

COCA-COLA CONSOLIDATED, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, NC		28211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (980) 392-8298

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	COKE	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 8, 2025, Coca-Cola Consolidated, Inc. (the “Company”) entered into a term loan agreement (the “Term Loan Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other lenders party thereto, providing for a senior unsecured term loan facility in the aggregate principal amount of up to $900 million, maturing on December 8, 2028 (the “Three-Year Term Loan Facility”), and a senior unsecured term loan facility in the aggregate principal amount of up to $450 million maturing on December 6, 2030 (the “Five-Year Term Loan Facility” and, together with the Three-Year Term Loan Facility, the “Term Loan Facilities”). Also on December 8, 2025, the Company borrowed $1.35 billion under the Term Loan Facilities, the full amount available under the Term Loan Facilities. The proceeds of the Term Loan Facilities are intended to be used (i) to refinance the Company’s $1.20 billion senior unsecured bridge term loan facility provided by that certain Bridge Loan Agreement, dated as of November 7, 2025, with Wells Fargo as administrative agent, and (ii) for general corporate purposes, which may include repurchases of the Company’s common stock, funding for working capital, payment of dividends and capital expenditures.

Amounts borrowed under the Term Loan Facilities bear interest at a per annum rate equal to, at the Company’s option, either (i) Term SOFR plus the applicable rate, or (ii) the Base Rate plus the applicable rate. The applicable rates for Term SOFR rate loans and Base Rate loans are set out in a pricing grid based on the applicable rating for the Company’s long-term senior unsecured, non-credit-enhanced debt (the “Debt Rating”). For the Three-Year Term Loan Facility, the applicable rate for Term SOFR rate loans varies from 0.750% to 1.250%, and the applicable rate for base rate loans varies from 0.000% to 0.250%. For the Five-Year Term Loan Facility, the applicable rate for Term SOFR rate loans varies from 0.875% to 1.500%, and the applicable rate for base rate loans varies from 0.000% to 0.500%. The Company may from time to time prepay amounts borrowed under the Term Loan Facilities without premium or penalty; provided, the Company complies with the notice and other requirements for prepayment set forth in the Term Loan Agreement.

Under the Term Loan Agreement, (i) “Term SOFR” is interest periods of one, three or six months as selected by the Company and at the forward-looking term rate based on the secured overnight financing rate (“SOFR”) that is published by CME Group Benchmark Administration Limited (or a successor administrator of such rate), and (ii) the “Base Rate” is the highest of (1) the prime rate publicly announced by Wells Fargo as its prime rate, (2) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York, plus one-half of one percent and (3) Term SOFR for a one-month tenor, plus one percent.

The Term Loan Agreement contains substantially similar representations, warranties and covenants customary for transactions of this type, including (i) limitations on the ability of the Company and its subsidiaries to incur indebtedness, dispose of all or substantially all of its assets, grant certain liens and enter into certain merger or consolidation transactions and (ii) two financial covenants: a “consolidated cash flow/fixed charges ratio” and a “consolidated funded indebtedness/cash flow ratio” (each as defined in the Term Loan Agreement). The consolidated cash flow/fixed charges ratio requires the Company to maintain a consolidated adjusted operating cash flow to consolidated adjusted fixed charges ratio of 1.5 to 1.0 or higher. The consolidated funded indebtedness/cash flow ratio requires the Company to maintain a consolidated adjusted funded indebtedness to consolidated adjusted operating cash flow ratio of 6.0 to 1.0 or lower.

The Term Loan Agreement contains substantially similar events of default customary for transactions of this type, including, among others: (i) non-payment of amounts due thereunder, (ii) the material inaccuracy of representations or warranties made thereunder, (iii) non-compliance with covenants thereunder, (iv) non-payment of amounts due under, or the acceleration of, other indebtedness of the Company or its subsidiaries in excess of $150 million in the aggregate, (v) bankruptcy or insolvency events of the Company or its subsidiaries, (vi) unsatisfied judgments of the Company or its subsidiaries in excess of $150 million, individually or in the aggregate, outstanding for 30 days or more which are not being appealed or contested in good faith and (vii) a change of control of the Company. Upon the occurrence of an event of default under the Term Loan Agreement, the lenders may terminate their commitments and accelerate the maturity of the Company’s outstanding obligations thereunder.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Certain parties to the Term Loan Agreement and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and/or other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 and included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Term Loan Agreement, dated as of December 8, 2025, by and among the Company, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: December 8, 2025	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III Executive Vice President, General Counsel and Secretary